Exhibit 7.07

PROMISSORY NOTE AND GUARANTEE

US$3,450,000.00

The undersigned, YINGJIE GAO (the “Lender”), hereby promises unconditionally to pay to the order of TALENTHOME MANAGEMENT LIMITED, an exempted company with limited liability incorporated under the laws of the British Virgin Islands (the “Borrower”), the principal sum of THREE MILLION AND FOUR HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($3,450,000.00) (“Principal”). The balance of Principal outstanding under this Note shall bear NO INTEREST.

The entire outstanding Principal shall be paid in immediately available funds in lawful coin or currency of the United States of America that as of the time of payment is legal tender of public and private debts, in one (1) payment in the amount of Three Million and Four Hundred Fifty Thousand and 00/100 Dollars ($3,450,000.00) which shall be due and payable to the order of the Borrower at the Effective Time as defined in the Amended and Restated Agreement and Plan of Merger dated as of January 19, 2012 (the “Merger Agreement”), by and among (i) Borrower, (ii) Xing Sheng Corporation Limited, a Cayman Islands exempted company with limited liability and a wholly-owned subsidiary of the Borrower, and (iii) China GrenTech Corporation Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands. Any payment hereunder shall be made in immediately available cash to the Borrower or a bank or trust company selected by the Borrower at such account as the Borrower may designate. Lender represents and warrants to the Borrower that (i) the Lender has and will, at the Effective Time, have available to it, all funds necessary for the disbursement of the Principal, and (ii) attached as Exhibit A hereto is a true and complete copy of the Lender’s bank statement evidencing sufficient funds in the Lender’s account (“Account”) for the disbursement of the Principal as of the date hereof.

Except as otherwise expressly provided herein, the Borrower waives, to the fullest extent permitted by law, and the parties acknowledge the waiver of diligence, presentment, protest, or notice of nonpayment, dishonor, protest, default, or otherwise of the terms of this Note. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

The entire unpaid amount hereunder shall become immediately due and payable without demand or notice at the option of the Lender if (1) any court of competent jurisdiction shall enter a decree or order not vacated or stayed within sixty (60) days (a) to appoint a receiver or liquidator of the Borrower or (b) to wind up the Borrower, (2) any other action seeking any judicial order on insolvency of the Borrower or an assignment is made for the benefit of the Borrower’s creditors or the Borrower shall admit in writing an inability to pay its debts generally as they become due, or (3) the Borrower shall fail to pay any other amounts owed to the Lender when due, or fail to substantially comply with any other obligation, condition, or covenant owed to the Lender. Any delay or failure by the Lender to enforce any of these provisions shall not waive or change any of the Lender’s rights in enforcing the same.

Guoren Industrial Developments Limited, an exempted company with limited liability incorporated under the laws of British Virgin Islands (the “Guarantor”), hereby absolutely, unconditionally and irrevocably guarantees, as the primary obligor and not merely as surety, pursuant to the terms herein, the due and punctual performance and discharge of the entire disbursement obligation of the Lender to the Borrower under this Deed.

This Note shall be governed by and construed in accordance with the laws of the Cayman Islands, without giving effect to its conflicts of laws principles. Each of the Lender, the Guarantor and the Borrower hereby consents to service of process, and to be sued, in the courts of the Cayman Islands and consents to the jurisdiction of courts of the Cayman Islands, for the purpose of any suit or other proceeding arising hereunder, and expressly waives any and all objections he or it may have to venue in any such courts.

{Signatures appear on following page.}

Executed as a deed this                     Day of January 2012

SIGNED SEALED and DELIVERED BY	}
LENDER:

/s/ Yingjie Gao
Yingjie Gao

THE COMMON SEAL of TALENTHOME MANAGEMENT LIMITED	}
was hereunto affixed in the presence of:

/s/ Yingjie Gao
Director

THE COMMON SEAL of GUOREN INDUSTRIAL DEVELOPMENTS LIMITED	}
was hereunto affixed in the presence of:

/s/ Yingjie Gao
Director

Signature Page to the Deed